Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412-227-2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412-227-2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Second Quarter 2007 Results

-Record Q2 sales and net income-

-Sales up 21 percent-

-Net income increases to $22.3 million from $5.0 million-

-Basic EPS rises to $1.08 from $0.24 for the quarter-

-Company updates guidance-

PITTSBURGH, August 9, 2007 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2007 second quarter.

The Company’s sales for the second quarter ended June 30, 2007, increased 21 percent, or $62.1 million, to $360.0 million, as compared to $297.9 million for the prior year quarter. This increase was a result of higher sales in the Carbon Materials & Chemicals (CM&C) segment, which increased 29 percent, or $52.5 million, combined with higher sales in the Railroad & Utility Products segment, which increased 8 percent, or $9.6 million. The improvement in sales in CM&C was due mainly to increased pricing for most product lines due in large part to higher raw material costs and strong product demand. Sales for Railroad & Utility Products increased due mainly to higher prices and demand for treated crossties to commercial customers as well as higher treating services for the Class 1 railroads. Sales for the six months ended June 30, 2007, were $681.1 million, representing an increase of $118.6 million, or 21 percent over the prior fiscal year. Year-to-date June sales were positively impacted by $24.3 million of first quarter sales from the Reilly transaction and increased pricing for most product lines as noted above, and higher volumes of treated crossties and treating services to the railroads.

Net income for the quarter ended June 30, 2007, increased to $22.3 million as compared to $5.0 million in the prior year quarter. Net income for the quarter benefited as a result of increased profits from higher sales to commercial railroads, higher chemicals pricing, synergies related to the Reilly transaction, and a lower effective tax rate due primarily to $1.7 million of non-conventional fuel tax credits. Net income for the second quarter of 2006 included pre-tax charges of $2.1 million, consisting of $0.6 million related to restructuring charges for non-operating plants and $1.5 million related to the sale of the Alorton, Illinois facility. Adjusted net income, after excluding such charges, was $6.3 million for the quarter ended June 30, 2006. A reconciliation of net income to adjusted net income is attached to this press release.

EBITDA for the quarter ended June 30, 2007, was $54.2 million compared to adjusted EBITDA, excluding charges totaling $2.1 million, of $32.6 million in the second quarter of 2006. The increase was primarily from higher product prices due primarily to higher raw material prices, strong product demand, and efficiencies realized from the integration of the Reilly coal tar assets. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Page 2 – Koppers Reports Second Quarter 2007 Results

Net income for the six months ended June 30, 2007, increased to $32.8 million as compared to a loss of $1.0 million in the prior year. Adjusted net income for the six months ended June 30, 2006, after excluding $20.7 million of pre-tax charges relating primarily to the Company’s initial public offering (IPO), plant and benefit restructuring, and the loss on sale of Alorton, was $11.7 million. A reconciliation of net income to adjusted net income is attached to this press release.

EBITDA for the six months ended June 30, 2007, amounted to $90.7 million compared to adjusted EBITDA, after excluding $6.3 million of restructuring and IPO-related charges, of $60.8 million in the prior year. The increase was primarily from increased sales to commercial railroads, higher product pricing due primarily to higher raw materials prices, strong product demand and the integration of the Reilly coal tar assets. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “We are very pleased with our second quarter results which we attribute to the synergies derived from the Reilly transaction and the strong product demand that we experienced in our key end markets. We expect that the positive momentum in our end markets and our core businesses will continue for the balance of the year. We are optimistic about the remainder of 2007 as we expect to continue to benefit from strong demand within our primary end markets, aluminum and railroads, our focus on enhancing cash flow and our strict adherence to safety, health and environmental regulations.”

Guidance

Mr. Turner concluded, “Based on the strength of our second quarter results and the outlook for the remainder of 2007, we are increasing our guidance. Our revised expectations for 2007, excluding the impact of the sale of Koppers Arch, are that sales should increase in the 13 to 16 percent range, up from previous guidance of 10 percent to 13 percent, while adjusted EBITDA should increase in the 20 to 23 percent range, up from previous guidance of 11 percent to 14 percent.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, August 9, 2007, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 888 810 0248 in the US/Canada or 706 643 9697 for International, Conference ID number 6801828. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available two hours after the call’s completion at 800 642 1687 or 706 645 9291, Conference ID number 6801828. The recording will be available for replay through August 23, 2007.

The live broadcast of Koppers’ conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=1598869. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

Page 3 – Koppers Reports Second Quarter 2007 Results

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com, shortly after the live call and continuing through August 23, 2007.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.

Attachments

Page 4 – Koppers Reports Second Quarter 2007 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(In millions except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net sales	$360.0	$297.9	$681.1	$562.5
Operating expenses:
Cost of sales	285.9	251.3	553.6	473.0
Depreciation and amortization	8.2	8.2	16.5	16.0
Selling, general and administrative	19.9	16.7	36.9	35.8

Total operating expenses	314.0	276.2	607.0	524.8

Operating profit	46.0	21.7	74.1	37.7
Other income	—	0.6	0.1	0.8

Income before interest expense, income taxes and minority interest	46.0	22.3	74.2	38.5
Interest expense	12.0	11.6	23.7	38.5

Income from operations before income taxes and minority interest	34.0	10.7	50.5	—
Income taxes	10.9	4.9	15.9	—
Minority interest	0.8	0.8	1.8	1.0

Net income (loss)	$22.3	$5.0	$32.8	$(1.0)

Earnings (loss) per common share::
Basic	$1.08	$0.24	$1.58	$(0.06)
Diluted	$1.07	$0.24	$1.57	$(0.06)

Weighted average shares outstanding (in thousands):
Basic	20,741	20,654	20,736	17,622

Diluted	20,865	20,821	20,854	17,622

Dividends declared per common share	$0.17	$0.17	$0.34	$0.96

Page 5 – Koppers Reports Second Quarter 2007 Results

Koppers Holdings Inc.

Condensed Consolidated Balance Sheet

(In millions except share and per share amounts)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26.2	$24.4
Accounts receivable, net of $0.4 and $0.3	168.6	142.1
Inventories, net	182.7	156.4
Deferred tax benefit	15.1	15.1
Other current assets	9.4	11.5

Total current assets	402.0	349.5
Equity in non-consolidated investments	2.8	2.7
Property, plant and equipment, net	156.6	159.3
Goodwill	64.0	62.6
Deferred tax benefit	45.1	45.6
Other assets	28.7	29.7

Total assets	$699.2	$649.4

Liabilities
Current liabilities:
Accounts payable	$110.6	$100.5
Dividends payable	3.5	3.5
Accrued liabilities	69.7	63.6
Short-term debt and current portion of long-term debt	22.2	19.6

Total current liabilities	206.0	187.2
Long-term debt	454.8	456.3
Other long-term liabilities	82.7	86.1

Total liabilities	743.5	729.6
Commitments and contingent liabilities
Minority interest	14.1	12.2
Stockholders’ Deficit
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; 0 shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 20,867,979 shares issued	0.2	0.2
Additional paid-in capital	122.9	122.4
Receivable from Director for purchase of Common Stock	(0.6)	(0.6)
Retained deficit	(180.9)	(206.5)
Accumulated other comprehensive income (loss)	1.4	(6.5)
Treasury stock, at cost; 120,158 shares	(1.4)	(1.4)

Total stockholders’ deficit	(58.4)	(92.4)

Total liabilities and stockholders’ deficit	$699.2	$649.4

Page 6 – Koppers Reports Second Quarter 2007 Results

Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the Company’s businesses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$236.3	$183.8	$436.0	$339.0
Railroad & Utility Products	123.7	114.1	245.1	223.5

Total	$360.0	$297.9	$681.1	$562.5

Operating profit:
Carbon Materials & Chemicals	$33.9	$16.1	$49.6	$26.8
Railroad & Utility Products	13.0	5.8	25.7	11.0
All Other	(0.9)	(0.2)	(1.2)	(0.1)

Total	$46.0	$21.7	$74.1	$37.7
Adjusted operating profit (1):
Carbon Materials & Chemicals	$33.9	$16.4	$49.6	$28.6
Railroad & Utility Products	13.0	7.6	25.7	15.5
All Other	(0.9)	(0.2)	(1.2)	(0.1)

Total	$46.0	$23.8	$74.1	$44.0
Adjusted operating margin:
Carbon Materials & Chemicals	14.3%	8.9%	11.4%	8.4%
Railroad & Utility Products	10.5%	6.7%	10.5%	6.9%

Total	12.8%	8.0%	10.9%	7.8%

(1)	For the second quarter of 2006, excludes $1.5 million for Railroad & Utility Products for the loss on sale of Alorton and $0.3 million for restructuring and related charges associated with Railroad & Utility Products plant closures and asset impairments; also excludes S,G&A of $0.3 million for severance charges for Carbon Materials & Chemicals. For the six months ended June 30, 2006, excludes $1.5 million for Railroad & Utility Products for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments for Railroad & Utility Products and $0.2 million for Railroad & Utility Products for the Grenada judgment. For the six months ended June 30, 2006, also excludes S,G&A of $1.5 million for each of Carbon Materials & Chemicals and Railroad & Utility Products for the buyout of the Saratoga advisory services contract, $0.4 million of severance charges for Railroad & Utility Products and $0.3 million of severance charges for Carbon Materials & Chemicals.

Page 7 – Koppers Reports Second Quarter 2007 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Net Income (loss)	$22.3	$5.0	$32.8	$(1.0)
Charges impacting pre-tax income (1)
Plant closings and restructuring	—	0.6	—	1.6
Grenada judgment	—	—	—	0.2
Saratoga advisory services contract buyout	—	—	—	3.0
Call premium on bonds	—	—	—	10.1
Bond consent fees and deferred financing write-off	—	—		4.3
Loss on sale of Alorton	—	1.5	—	1.5

Total charges above impacting pre-tax income	22.3	2.1	32.8	20.7
Charges impacting net income, net of tax benefit at 39%	—	1.3	—	12.7
Impact on minority interest	—	—	—	—

Adjusted net income	$22.3	$6.3	$32.8	$11.7

(1)	Cost of sales for the second quarter of 2006 includes $1.5 million for the loss on sale of Alorton and $0.3 million for restructuring and related charges associated with plant closures and asset impairments. S,G&A for the three months ended June 30, 2006 includes $0.3 million for severance charges. Cost of sales for the six months ended June 30, 2006 includes $1.5 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada judgment. S,G&A for the six months ended June 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges. Interest expense for the six months ended June 30, 2006 includes $10.1 million for call premium, $1.1 million for bond consent fees and $3.2 million for write-off of deferred financing costs.

KOPPERS HOLDINGS INC.

RECONCILIATION OF BASIC EARNINGS PER SHARE AND ADJUSTED BASIC EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Net Income (loss)	$22.3	$5.0	$32.8	$(1.0)

Adjusted net income (from above)	$22.3	$6.3	$32.8	$11.7

Denominator for basic earnings per share (000s)	20,741	20,654	20,736	17,622
Denominator for adjusted basic earnings per share (000s) (1)	20,741	20,643	20,736	20,643

Earnings (loss) per share:
Basic earnings (loss) per share	$1.08	$0.24	$1.58	$(0.06)
Adjusted basic earnings per share	$1.08	$0.31	$1.58	$0.56

(1)	Shares for 2007 are based upon weighted-average shares outstanding, while shares for 2006 are based upon actual shares outstanding at June 30, 2006.

Page 8 – Koppers Reports Second Quarter 2007 Results

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Net Income	$22.3	$5.0	$32.8	$(1.0)
Interest expense	12.0	11.6	23.7	38.5
Depreciation and amortization	8.2	8.2	16.5	16.0
Income tax provision	10.9	4.9	15.9	0.0

EBITDA	53.4	29.7	88.9	53.5
Minority interest	0.8	0.8	1.8	1.0

EBITDA with minority interest	54.2	30.5	90.7	54.5

Unusual items impacting net income (1)
Plant closings and restructuring	—	0.6	—	1.6
Grenada judgment	—	—	—	0.2
Saratoga advisory services contract buyout	—	—	—	3.0
Loss on sale of Alorton	—	1.5	—	1.5

Adjusted EBITDA with minority interest	$54.2	$32.6	$90.7	$60.8

(1)	Cost of sales for the second quarter of 2006 includes $1.5 million for the loss on sale of Alorton and $0.3 million for restructuring and related charges associated with plant closures and asset impairments. S,G&A for the second quarter of 2006 includes $0.3 million for severance charges. Cost of sales for the six months ended June 30, 2006 includes $1.5 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada judgment. S,G&A for the six months ended June 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.